EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference of our report dated May 17, 2024 relating to the consolidated financial statements of Bloomia, B.V., as of and for the years ended June 30, 2023 and 2022, appearing in this Current Report on Form 8-K/A of Lendway, Inc., in the following Registration Statements of Lendway, Inc. on the Forms indicated:

Form S-3:

File No. 333-262542, effective February 14, 2022

Form S-8:

File No. 333-226670, effective August 8, 2018

File No. 333-205961, effective July 30, 2015

File No. 333-197933, effective August 7, 2014

File No. 333-188761, effective May 22, 2013

/s/ Boulay PLLP

Minneapolis, Minnesota

May 17, 2024